                       Mail to: Secretary of State           For office use only
                          Corporations Section
                        1560 Broadway, Suite 200
  CHANGE OF NAME             Denver, CO 80202                    [STAMP]
                              (303) 894-2251
MUST BE TYPED               Fax (303) 894-2242
FILING FEE: $25.00
MUST SUBMIT TWO COPIES

                            ARTICLES OF AMENDMENT                [STAMP]
Please include a typed             TO THE
self-addressed envelope   ARTICLES OF INCORPORATION


Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is SportsStar Marketing, Inc.

SECOND: The following amendment to the Articles of Incorporation was adopted on July 7 1999, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

       No shares have been issued or Directors Elected - Action by Incorporators
-----

  X    No shares have been issued but Directors Elected - Action by Directors
-----

       Such amendment was adopted by the board of directors where shares have ----- been issued and shareholder action was not required.

       Such amendment was adopted by a vote of the shareholders. The number of ----- shares voted for the amendment was sufficient for approval.

THIRD: If changing corporate name, the new name of the corporation is College Bound Student Alliance, Inc.

FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

                                    NONE

If these amendments are to have a delayed effective date, please list that date: ________________________________________ (Not to exceed ninety (90)
days from the date of filing)

                                        ----------------------------------------

                              Signature     /s/ Janice A. Jones
                                        ----------------------------------------

                                Title              Corporate Secretary
                                        ----------------------------------------


                                                               Revised 7/95

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                           WINTER PARK VENTURES, INC.

     Winter Park Ventures, Inc. (the "Corporation"), a corporation organized under the Colorado Corporation Code and existing under the Colorado Business Corporation Act (the "Act"), does hereby certify, in accordance with the provisions of Sections 7-110-103 and 7-110-107 of the Act, as follows:

     FIRST: The name of the Corporation is "Winter Park Ventures, Inc." The Corporation was incorporated by the filing of an original Articles of Incorporation on July 15, 1993. The Corporation desires to amend and restate its Articles of Incorporation as currently in effect as hereinafter provided.

     SECOND: The Board of Directors of the Corporation, pursuant to a unanimous written consent dated as of April 21, 1997, duly resolved, pursuant to Section 7-108-202 of the Act, to change the name of the Corporation to "SportsStar Marketing, Inc." which resolution was approved unanimously by written consent, pursuant to Section 7-107-104 of the Act, by all holders of capital stock of the Corporation entitled to vote thereon.

     THIRD: The provisions set forth in these Amended and Restated Articles of Incorporation supersede the Corporation's current Articles of Incorporation and all amendments thereto. These Amended and Restated Articles of Incorporation correctly set forth the provisions of the Articles of Incorporation, as amended, of the Corporation.

     FOURTH: The Board of Directors of the Corporation, pursuant to a unanimous written consent dated as of April 21, 1997, duly adopted the following resolution pursuant to Section 7-108-202 of the Act, which resolution was approved unanimously by written consent, pursuant to Section 7-107-104 of the Act, by all holders of capital stock of the Corporation entitled to vote thereon:

     RESOLVED, that the Articles of Incorporation of the Corporation be, and hereby are, amended by deleting such Articles in their entirety and by substituting in lieu thereof the following:

                                    ARTICLE I

                                      NAME

     The name of the corporation shall be SPORTSSTAR MARKETING, INC. (the "Corporation").

                                   ARTICLE II

                               PERIOD OF DURATION

     The Corporation shall exist in perpetuity unless dissolved according to law.

                                   ARTICLE III

                                    PURPOSES

     The purpose for which this Corporation is organized is to engage in any lawful acts and activities for which corporations may be organized under the laws of the State of Colorado and to exercise any powers permitted to corporations under the laws of the State of Colorado.

                                   ARTICLE IV

     The total number of shares of capital stock which the Corporation is authorized to issue shall be sixteen million (16,000,000) shares, consisting of six million (6,000,000) shares of common stock, par value $0.01 per share ("Common Stock"), and ten million (10,000,000) shares of preferred stock, par value $0.01 per share ("Preferred Stock").

     The relative powers, preferences and rights together with the qualifications and limitations and restrictions of the Common Stock and the Preferred Stock are as follows:

          1. COMMON STOCK

     (a) DIVIDENDS AND DISTRIBUTIONS. Subject to the preferences and other rights of the Preferred Stock, the holders of Common Stock shall be entitled to receive their pro rata shares, based upon the number of shares of Common Stock held by them, of such dividends or other distributions as may be declared by the board of directors from time to time, when and as declared by the board of directors, out of funds legally available therefor.

     (b) LIQUIDATION. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, voluntary or involuntary, after payment or provision for payment to the holders of Preferred Stock of the amounts to which they may be entitled, the remaining assets of the Corporation available to stockholders shall be distributed equally per share to the holders of Common Stock.

     (c) VOTING RIGHTS. Each holder of Common Stock shall be entitled to one vote in respect of each share of Common Stock held of record on all matters submitted to a vote of stockholders. Holders of Common Stock shall not be entitled to cumulate their votes in the election of directors and shall not be entitled to any preemptive rights to acquire shares of any class or series of capital stock of the Corporation.

          2. UNDESIGNATED PREFERRED STOCK

     The board of directors of the Corporation is hereby authorized to provide, by resolution or resolutions adopted by such board, for the issuance of Preferred Stock from time to time in one or more classes and/or series, to establish the number of shares of each such class or series, and to fix the powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, of the shares of each such class or series, all to the full extent permitted by Article 7 of the Act, or any successor provisions. Without limiting the generality of the foregoing, the board of directors is authorized to provide that shares of a class or series of Preferred Stock:

                  (1) are entitled to cumulative, partially cumulative or
            noncumulative dividends or other distributions payable in cash, capital stock or indebtedness of the Corporation or other property, at such times and in such amounts as are set forth in the board resolutions establishing such class or series or as are determined in a manner specified in such resolutions;

                  (2) are entitled to a preference with respect to payment of dividends over one or more other classes and/or series of capital stock of the Corporation;

                  (3) are entitled to a preference with respect to any
            distribution of assets of the Corporation upon its liquidation, dissolution or winding up over one or more other classes and/or series of capital stock of the Corporation in such amount as is set forth in the board resolutions establishing such class or series or as is determined in a manner specified in such resolutions;

                  (4) are redeemable or exchangeable at the option of the
            Corporation and/or on a mandatory basis for cash, capital stock or indebtedness of the Corporation or other property, at such times or upon the occurrence of such events, and at such prices, as are set forth in the board resolutions establishing such class or series or as are determined in a manner specified in such resolutions;

                  (5) are entitled to the benefits of such sinking fund, if any, as is required to be established by the Corporation for the redemption and/or purchase of such shares by the board resolutions establishing such class or series;

                  (6) are convertible at the option of the holders thereof into shares of any other class or series of capital stock of the Corporation, at such times or upon the occurrence of such events, and upon such terms, as are set forth in the board resolutions establishing such class or series or as are determined in a manner specified in such resolutions;

                  (7) are exchangeable at the option of the holders thereof for cash, capital stock or indebtedness of the Corporation or other property, at such times or upon the occurrence of such events, and at such prices, as are set forth in the board resolutions establishing such class or series or as are determined in a manner specified in such resolutions;

                  (8) are entitled to such voting rights, if any, as are
            specified in the board resolutions establishing such class or series (including, without limiting the generality of the foregoing, the right to elect one or more directors voting alone as a single class or series or together with one or more other classes and/or series of Preferred Stock, if so specified by such board resolutions) at all times or upon the occurrence of specified events; and

                  (9) are subject to restrictions on the issuance of additional shares of Preferred Stock of such class or series or of any other class or series, or on the reissuance of shares of Preferred Stock of such class or series or of any other class or series, or on increases or decreases in the number of authorized shares of Preferred Stock of such class or series or of any other class or series.

     Without limiting the generality of the foregoing authorizations, any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of a class or series of Preferred Stock may be made dependent upon facts ascertainable outside the board resolutions establishing such class or series, all to the full extent permitted by the Act. Unless otherwise specified in the board resolutions establishing a class or series of Preferred Stock, holders of a class or series of Preferred Stock shall not be entitled to cumulate their votes in any election of directors in which they are entitled to vote and shall not be entitled to any preemptive rights to acquire shares of any class or series of capital stock of the Corporation.

                                    ARTICLE V

                             VOTING BY SHAREHOLDERS

     1. VOTING RIGHTS: NO CUMULATIVE VOTING. Each holder of shares of Common Stock of the Corporation shall have one vote on all matters submitted to the shareholders for each share of the Common Stock outstanding in the name of such holder on the books of the Corporation. Cumulative voting shall not be allowed in the election of directors of the Corporation.

     2. MAJORITY VOTE. A quorum for the purpose of shareholder meetings shall consist of a majority of the shares issued and outstanding and entitled to vote at the meeting.

     If a quorum exists, action on a matter other than the election of directors is approved if the votes cast favoring the action exceed the votes opposing the action, except as otherwise required by the Act with respect to action on amendment to these Articles of Incorporation, on a plan of merger or share exchange, on the disposition of substantially all of the property of the Corporation, on the granting of consent to the disposition of property by an entity controlled by the Corporation, and on the dissolution of the Corporation.

                                   ARTICLE VI

                               BOARD OF DIRECTORS

      The corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a Board of Directors. The initial Board of Directors shall consist of four
(4) directors, whose names and addresses are stated below, and who shall serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified:


     Name                                      Mailing Address
     ----                                      ---------------
     Janice A. Jones                           5445 DTC Parkway, Suite 735
                                               Englewood, Colorado 80111

     William H. Kroske                         5445 DTC Parkway, Suite 735
                                               Englewood, Colorado 80111

     Alice M. Gluckman                         5445 DTC Parkway, Suite 735
                                               Englewood, Colorado 80111

     Donald W. Prosser                         5445 DTC Parkway, Suite 735
                                               Englewood, Colorado 80111


                                   ARTICLE VII

                              CORPORATE OPPORTUNITY

     The officers, directors and other members of management of this Corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to business opportunities in which this Corporation has expressed an interest as determined from time to time by this Corporation's Board of Directors. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of this Corporation shall be offered first to the Corporation. In the event the Corporation declines to pursue any or all such business opportunities, the officers, directors and other members of management of this Corporation shall be free to engage in such areas of interest on their own, and this doctrine shall not limit the right of any officer, director or other member of management of this Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation. This provision shall not be construed to release any employee of this Corporation (other than an officer, director or member of management) from any duties which he or she may have to this Corporation.

                                  ARTICLE VIII

                INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

     1. To the fullest extent permitted by the Act, as the same exists or may hereafter be amended, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was director, officer, employee, fiduciary or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, if he or she conducted himself or herself in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

     2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, fiduciary or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     3. To the extent that a director, officer, employee, fiduciary or agent of a corporation has been wholly successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs 1 and 2 of this Article, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     4. Any indemnification under paragraphs 1 and 2 of this section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraphs 1 and
2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion or (3) by the shareholders of the Corporation.

     5. Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in paragraph 4 of this Article upon receipt of an undertaking by or on behalf of the director, officer, employee, fiduciary or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized in this Article.

     6. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee, fiduciary or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this section.

     7. In addition to the foregoing, the Corporation shall have the power to indemnify current or former directors, officer, employees and agents to the fullest extent provided by law.

                                   ARTICLE IX

                               DIRECTOR LIABILITY

     To the fullest extent permitted by the Act, as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

                                   ARTICLE X

               REGISTERED AND PRINCIPAL OFFICE; REGISTERED AGENT

     The address of the initial registered office of the Corporation is 5445 DTC Parkway, Suite 735, Englewood, Colorado 80111, and the name of the initial registered agent at such address is Janice A. Jones. The written consent of the initial registered agent to the appointment as such is stated below. Either the registered office or the registered agent may be changed in the manner permitted by law. The address of the Corporation's initial principal office is 5445 DTC Parkway, Suite 735, Englewood, Colorado 80111.

     IN WITNESS WHEREOF, Winter Park Ventures, Inc. has caused these Amended and Restated Articles of Incorporation to be executed in its name and on its behalf by William H. Kroske, its President, as of this 21st day of April 1997, and the undersigned acknowledges that these Amended and Restated Articles of Incorporation are the act and deed of Winter Park Ventures, Inc., and, under penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects.

                                        WINTER PARK VENTURES, INC.


                                        By  /s/ William H. Kroske
                                          --------------------------------------
                                            Name: William H. Kroske
                                            Title: President

The undersigned hereby consents to the appointment as the initial registered agent of Winter Park Ventures, Inc..


                                            /s/ Janice A. Jones
                                          --------------------------------------
                                          Janice A. Jones

                             ARTICLES OF AMENDMENT
                                     FOR
                          SPORTSSTAR MARKETING, INC.

    SPORTSSTAR MARKETING, INC. (the "Corporation") organized and existing under the Colorado Business Corporation Act (the "Act") does hereby certify, in accordance with the provisions of Sections 7-110-103 of the Act, as follows:

    FIRST:  The name of the Corporation is "SportsStar Marketing, Inc."

    SECOND: The amendments set forth in these Articles of Amendment supersede any conflicting provisions of the original Articles of Incorporation and all amendments thereto.

    THIRD: The Shareholder of the Corporation, pursuant to a unanimous written consent dated as of June 26, 1997, pursuant to Section 7-107-104 of the Act, duly resolved to adopt the amendment to the Corporation's Amended and Restated Articles of Incorporation as set forth herein, which amendment was approved by unanimous written consent of the Board of Directors of the Corporation dated as of June 26, 1997, pursuant to Section 7-108-202 of the Act.

    FOURTH: Pursuant to Section 7-108-202 and 7-107-104 of the Act, the Corporation hereby amends the first paragraph of Article IV of the Corporation's Amended and restated Articles of Incorporation, filed with the Secretary of State on April 22, 1997, be deleting it in its entirety and replacing it with the following:

                                  ARTICLE IV

    The total number of shares of capital stock which the Corporation is authorized to issue shall be fifty million (50,000,000) shares consisting of forty million (40,000,000) shares of common stock, par value $0.001 per share ("Common Stock"), and ten million (10,000,000) shares of preferred stock, par value $0.001 per share ("Preferred Stock").

    The relative powers, preferences and rights together with the qualifications and limitations and restrictions of the Common Stock and the Preferred Stock are as follows:

    1.   COMMON STOCK

         (a) DIVIDENDS AND DISTRIBUTIONS. Subject to the preferences and other rights of the Preferred Stock, the holders of Common
              Stock shall be entitled to receive their pro rata shares, based upon the number of shares of Common Stock held by them, of such dividends or other distributions as may be declared by the board of directors from time to time, when and as declared by the board of directors out of funds legally available therefor.

         (b) LIQUIDATION. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, voluntary or involuntary, after payment or provision for payment to the holders of Preferred Stock of the amounts to which they may be entitled, the remaining assets of the Corporation available to stockholders shall be distributed equally per share to the holders of Common Stock.

         (c) VOTING RIGHTS. Each holder of Common Stock shall be entitled to one vote in respect to each share of Common Stock held of record on all matters submitted to a vote of stockholders. Holders of Common Stock shall not be entitled to cumulate their votes in the election of directors and shall not be entitled to any preemptive rights to acquire shares of any class or series of capital stock of the Corporation.

    2.  UNDESIGNATED PREFERRED STOCK

    The board of directors of the Corporation is hereby authorized to provide, by resolution or resolutions adopted by such board, for the issuance of Preferred Stock from time to time in one or more classes and/or series, to establish the number of shares of each such class or series, and to fix the powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, of the shares of each such class or series, all to the full extent permitted by Article 7 of the Act, or any successor provisions. Without limiting the generality of the foregoing, the board of directors is authorized to provide the shares of a class or series of Preferred Stock:

         (1) are entitled to cumulative, partially cumulative or noncumulative dividends or other distributions payable in cash, capital stock or indebtedness of the Corporation or other property, at such times and in such amounts as are set forth in the board resolutions establishing such class or series or as are determined in a manner specified in such resolutions;

         (2) are entitled to a preference with respect to payment of dividends over one or more other classes and/or series of capital stock of the Corporation;

         (3) are entitled to a preference with respect to any distribution of assets of the Corporation upon its liquidation, dissolution or winding up over one or more other classes and/or series of capital stock of the Corporation in such amount as is set forth in the board resolutions establishing such class or series or as is determined in a manner specified in such resolutions;

         (4) are redeemable or exchangeable at the option of the Corporation and/or on a mandatory basis for cash, capital stock or indebtedness of the Corporation or other property, at such times or upon the occurrence of such events, and at such prices, as are set forth in the board resolutions establishing such class or series or as are determined in a manner specified in such resolutions;

         (5) are entitled to the benefits of such sinking fund, if any, as is required to be established by the corporation for the redemption and/or purchase of such shares by the board resolutions establishing such class or series;

         (6) are convertible at the option of the holders thereof into shares of any other class or series of capital stock of the Corporation, at such times or upon the occurrence of such events, and upon such terms, as are set forth in the board resolutions establishing such class or series or as are determined in an manner specified in such resolutions;

         (7) are exchangeable at the option of the holders thereof for cash, capital stock or indebtedness of the Corporation or other property, at such times or upon the occurrence of such events, and at such prices, as are set forth in the board resolutions establishing such class or series or as are determined in a manner specified in such resolutions;

         (8) are entitled to such voting rights, if any, as are specified in the board resolutions establishing such class or series (including, without limiting the generality of the foregoing, the right to elect one or more directors voting alone as a single class or series or together with one or more other classes and/or series of Preferred Stock, if so specified by such board resolutions) at all times or upon the occurrence of specified events; and

         (9) are subject to restrictions on the issuance of additional shares of Preferred Stock of such class or series of any other class or series, or on the reissuance of shares of Preferred Stock of such class or series or of any other class or series.

    Without limiting the generality of the foregoing authorizations, any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of a class or series of Preferred Stock may be made dependent upon facts ascertainable outside the board resolutions establishing such class or series, all to the full extent permitted by the Act. Unless otherwise specified in the board resolutions establishing a class or series of Preferred Stock, holders of a class or series of Preferred Stock shall not be entitled to cumulate their votes in any election of directors in which they are entitled to vote and shall not be entitled to any preemptive rights to acquire shares of any class or series of capital stock of the Corporation."

    FIFTH:   The amendments of the Articles of Incorporation of the
Corporation set forth in these Articles of Amendment have been duly adopted by the Corporation in accordance with the provisions of Sections 7-108-202 and 7-107-104 of the Act.

    SIXTH:   These Articles of Amendment do not exchange, reclassify or cancel any issued shares of capital stock of the Corporation.

    SEVENTH: These Articles of Amendment do not change the amount of stated capital of the Corporation.

IN WITNESS WHEREOF, SportsStar Marketing, Inc. has caused these Articles of Amendment to be executed in its name by William H. Kroske, its resident, this 26th day of June, 1997, and its President acknowledges that these Articles of Amendment are the act and deed of SportsStar Marketing, Inc. and, under penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects.


                                       SPORTSSTAR MARKETING, INC.


                                       By  /s/ William H. Kroske
                                          --------------------------------
                                          Name: William H. Kroske
                                          Title: President